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                                                                   Exhibit 3b(i)

                          CONSENT OF SOLE SHAREHOLDER
                                      OF
                        BELL ATLANTIC - VIRGINIA, INC.


     The undersigned, which holds all of the outstanding stock of Bell Atlantic - Virginia, Inc. (the "Corporation"), does hereby consent to and adopt the following resolution pursuant to Section 13.1-657 of the Virginia Stock Corporation Act:

          RESOLVED, that the By-Laws of the Corporation be, and they hereby are, amended and restated in their entirety as set forth on Exhibit A attached hereto and made a part hereof.

     IN WITNESS WHEREOF, the undersigned sole shareholder of Bell
Atlantic - Virginia, Inc. has executed this consent as of the 31st day of December, 1996.



                                       Bell Atlantic Corporation


                                       By_____________________________
                                              Raymond W. Smith
                                              Chairman of the Board and
                                              Chief Executive Officer